Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS, INC.

Subsidiary	Place of Organization
1070283 B.C. LTD	Canada
Brisket Merger Sub 1 LLC	Delaware
Cap Acquire Mexico S.de R.L. de C.V.	Mexico
Cap Acquire, LLC	Delaware
ELEMENT, LLC	Kansas
Feed Factors Limited	United Kingdom
Kay Flo Industries, Inc.	Iowa
Lansing Brasil Comercial & Exportadora de Produtos Agricolas Ltda.	Brazil
Lansing Brasil Holdings, LLC	Delaware
Lansing Canada Holdings, LLC	Delaware
Lansing Canada ULC	Canada
Lansing de Mexico S.de R.L. de C.V.	Mexico
Lansing de Mexico Servicios S. de R.L. de C.V.	Mexico
Lansing Ethanol Services, LLC	Delaware
Lansing Finance Company, Inc.	Delaware
Lansing Louisiana, LLC	Delaware
Lansing Proprietary UK, Limited	United Kingdom
Lansing Proprietary, LLC	Delaware
Lansing South America Holdings, LLC	Delaware
Lansing South America, LLC	Delaware
Lansing Trade Group - Asia PTE LTD	Singapore
Lansing Trade Group – Germany GmbH	Germany
Lansing Trade Group Canada ULC	Canada
Lansing Trade Group, LLC	Delaware
Lansing Trading Company, Ltd.	China
Lansing Transportation Services LLC	Delaware
Lansing Vermont, Inc.	Vermont
Lawnbox LLC	Ohio
Liqui Fert Corporation	Puerto Rico
LTG Marketing Services, LLC	Delaware
Lux JV Treasury Holding Company S.a.r.l.	Luxembourg
Maumee Ventures LLC	Ohio
Metamora Commodity Company, Inc.	Ohio
Mineral Processing Company	Ohio
NARCAT Mexico S.de R.L. de C.V.	Mexico
New Eezy-Gro Inc.	Ohio
NuRail Canada ULC	Canada
Nutra-Flo Company	Iowa
Plant Nutrient Operations LLC	Ohio
Purity Foods, Inc.	Michigan
TAI Hold Co, LLC	Michigan
The Andersons Agriculture Group L.P.	Ohio

Subsidiary	Place of Organization
The Andersons AgVantage Agency LLC	Ohio
The Andersons Ethanol LLC	Ohio
The Andersons Executive Services LLC	Ohio
The Andersons Farm Development Co., LLC	Ohio
The Andersons LTD.	Canada
The Andersons Marathon Holdings LLC	Ohio
The Andersons Plant Nutrient LLC	Ohio
The Andersons Rail Management Company LLC	Ohio
The Andersons Railcar Company LLC	Ohio
The Andersons Railcar Leasing Company LLC	Ohio
The Andersons Winona Terminal, LLC	Minnesota
The Andersons, Inc. Charitable Foundation	Ohio
The Andersons Canada Limited	Canada
Thompsons USA Limited	Delaware
Titan Lansing, LLC	Delaware
Top Cat Holding Co	Delaware